                                                                    EXHIBIT 10.2







                                  INFLOW, INC.

                               SERIES A PREFERRED

                            STOCK PURCHASE AGREEMENT

                                 APRIL 19, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                       Page
                                                                       ----

1.   Purchase and Sale of Stock........................................  1
     1.1  Sale and Issuance of Series A Preferred Stock................  1
     1.2  Closing......................................................  1
     1.3  Subsequent Sale of Series A Preferred Stock..................  1

2.   Representations and Warranties of the Company.....................  2
      2.1  Organization, Good Standing, Power and Qualification........  2
      2.2  Capitalization and Voting Rights............................  2
      2.3  Subsidiaries................................................  3
      2.4  Authorization...............................................  3
      2.5  Valid Issuance of Preferred and Common Stock................  3
      2.6  Consents....................................................  3
      2.7  Offering....................................................  3
      2.8  Litigation..................................................  4
      2.9  Proprietary Information Agreements..........................  4
     2.10  Patents and Trademarks......................................  4
     2.11  Compliance with Other Instruments...........................  4
     2.12  Agreements; Action..........................................  5
     2.13  Related-Party Transactions..................................  6
     2.14  Financial Statements........................................  6
     2.15  Changes.....................................................  6
     2.16  Tax Returns.................................................  7
     2.17  Permits.....................................................  7
     2.18  Environmental and Safety Laws...............................  8
     2.19  Disclosure..................................................  8
     2.20  Registration Rights.........................................  8
     2.21  Corporate Documents.........................................  8
     2.22  Title to Property and Assets................................  8
     2.23  Labor Agreements and Actions................................  8
     2.24  Insurance...................................................  9
     2.25  Year 2000 Compliance........................................  9
     2.26  Governmental Regulations....................................  9
     2.27  Small Business Concern......................................  9

3.   Representations and Warranties of the Investors...................  9
     3.1  Authorization................................................  9
     3.2  Purchase Entirely for Own Account............................ 10
     3.3  Disclosure of Information.................................... 10
     3.4  Investment Experience........................................ 10
     3.5  Restricted Securities........................................ 10
     3.6  Further Limitations on Disposition........................... 10

                                       i

     3.7  Legends...................................................... 11
     3.8  Tax Advisors................................................. 11
     3.9  Investor Counsel............................................. 11

4.   Conditions of Investor's Obligations at Closing................... 12
      4.1 Representations and Warranties............................... 12
      4.2 Performance.................................................. 12
      4.3 Compliance Certificate....................................... 12
      4.4 Qualifications............................................... 12
      4.5 Proceedings and Documents.................................... 12
      4.6 Proprietary Information Agreements........................... 12
      4.7 Board of Directors........................................... 12
      4.8 Investors' Rights Agreement.................................. 12
      4.9 Stockholders' Agreement...................................... 12
     4.10 No Material Adverse Change................................... 13
     4.11 No Litigation or Other Proceedings........................... 13
     4.12 SBA Documents and Information................................ 13

5.   Conditions of the Company's Obligations at Closing................ 13
     5.1  Representations and Warranties............................... 13
     5.2  Payment of Purchase Price.................................... 13
     5.3  Investors' Rights Agreement.................................. 13
     5.4  Stockholders' Agreement...................................... 13

6.   Miscellaneous..................................................... 13
      6.1  Survival.................................................... 13
      6.2  Successors and Assigns...................................... 13
      6.3  Governing Law............................................... 14
      6.4  Titles and Subtitles........................................ 14
      6.5  Notices..................................................... 14
      6.6  Finder's Fee................................................ 14
      6.7  Expenses.................................................... 14
      6.8  Amendments and Waivers...................................... 14
      6.9  Effect of Amendment or Waiver............................... 15
     6.10  Severability................................................ 15
     6.11  Aggregation of Stock........................................ 15
     6.12  Entire Agreement............................................ 15
     6.13  Counterparts................................................ 15


SCHEDULE A  Schedule of Investors
SCHEDULE B  Schedule of Exceptions
SCHEDULE 2.2  Post-Closing Capitalization
SCHEDULE 2.10  Intellectual Property
SCHEDULE 2.12  Material Contracts

SCHEDULE 2.22  Property
EXHIBIT A      Restated Certificate of Incorporation
EXHIBIT B      Investors' Rights Agreement
EXHIBIT C      List of Stockholders
EXHIBIT D      Stockholders' Agreement

                       PREFERRED STOCK PURCHASE AGREEMENT
                       ----------------------------------


          THIS PREFERRED STOCK PURCHASE AGREEMENT is made on the 19th day of April, 1999, by and among InFlow, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto (each, an "Investor" and
                            ----------
collectively, the "Investors").

          THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.  Purchase and Sale of Stock.
              --------------------------

              1.1  Sale and Issuance of Series A Preferred Stock.
                   ---------------------------------------------

                   (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate").
---------

                   (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series A Preferred Stock set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon.
        ----------

              1.2  Closing.  The purchase and sale of the Series A Preferred
                   -------
Stock shall take place at the offices of Brobeck, Phleger & Harrison LLP, 1125 Seventeenth Street, Suite 2525, Denver, Colorado 80202 at 10:00 a.m., on April 19, 1999, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series A Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the Series A Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness or any combination thereof. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company. In addition, at the Closing the Company shall deliver to any Investor choosing to pay any part of the purchase price of the Series A Preferred Stock by cancellation of indebtedness, a check in the amount of any interest accrued on such indebtedness through the Closing.

              1.3  Subsequent Sale of Series A Preferred Stock. The Company
                   -------------------------------------------
may sell up to the balance of the authorized number of shares of Series A Preferred Stock not sold at the Closing to such purchasers as it shall select, at a price not less than $3.50 per share, provided the agreement for sale is executed not later July 1, 1999. Any such purchaser shall become a party to this Agreement and that certain Investors' Rights Agreement dated April 2, 1999, by and among the Company and the Investors, the form of which is attached hereto as Exhibit B (the "Investors' Rights Agreement") and that certain Stockholders'
---------
Agreement, by and among the Company and the Investors, the form of which is attached hereto as Exhibit D (the "Stockholders' Agreement") and shall have the
                   ---------
rights and obligations hereunder and thereunder.

          2.  Representations and Warranties of the Company.  The Company hereby
              ---------------------------------------------
represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished each Investor and special counsel for the Investors prior to execution hereof and attached hereto as Schedule B, which exceptions shall be deemed to be representations and
----------
warranties as if made hereunder:

              2.1  Organization, Good Standing, Power and Qualification. The
                   ----------------------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged and has the power and authority to execute, deliver and perform its obligations under this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets or financial condition of the Company (an "MAE").

              2.2  Capitalization and Voting Rights. (a)  The authorized capital
                   --------------------------------
of the Company will consist immediately prior to the Closing of:

                   (i)   Preferred Stock.  3,337,513 shares of Preferred Stock,
                         ---------------
par value $0.001 (the "Preferred Stock"), of which all such shares have been designated Series A Preferred Stock (the "Series A Preferred Stock") and up to 37,857 shares of which will be sold at the Closing pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Restated Certificate.

                   (ii)  Common Stock.  15,000,000 shares of common stock, par
                         ------------
value $0.001 ("Common Stock"), of which 3,060,000 are issued and outstanding.

                   (iii) The outstanding shares of Common Stock are owned by the stockholders and in the numbers specified in Exhibit C hereto.
                                             ---------

                   (iv) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                   (v) Except for (A) the conversion privileges of the Series A Preferred Stock to be issued under this Agreement, (B) the rights provided in
Section 3 of the Stockholders' Agreement, (C) the conversion privileges of those certain Convertible Promissory Notes held by each of Art Zeile and Joel Daly to be converted into Series A Preferred Stock at the Closing, and (D) currently outstanding options to purchase 230,000 shares of Common Stock granted to employees pursuant to the Company's 1997 Stock Option Plan (the "Option Plan"), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 414,168 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding which affects or relates to the voting or giving of written consents with respect to any security or other ownership interest in the Company or by a director of the Company.

                   (b) As of the Closing and after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company and the issued and outstanding shares thereof are as described on
Schedule 2.2.
------------


                   2.3   Subsidiaries.  The Company does not presently own or
                         ------------
control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

                   2.4   Authorization.  All corporate action on the part
                         -------------
of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement, and the Stockholders' Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization (or, in the case of the Common Stock, reservation for issuance), sale and issuance of the Series A Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series A Preferred Stock has been taken or will be taken prior to the Closing. This Agreement, the Investors' Rights Agreement, and the Stockholders' Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

                   2.5   Valid Issuance of Preferred and Common Stock.  The
                         --------------------------------------------
Series A Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and other encumbrances and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and other encumbrances and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement and under applicable state and federal securities laws.

                   2.6   Consents.  No consent, approval, order or
                         --------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any individual, firm, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company or other entity of any kind (each, a "Person") on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

                   2.7   Offering.  No form of general solicitation or general
                         --------
advertising was used by the Company or its representatives in connection with the offer or sale of the Series A Preferred Stock or other securities. Assuming the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series A Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act").

                   2.8   Litigation.  There is no action, suit, proceeding or
                         ----------
investigation pending, or to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, the Investors' Rights Agreement or the Stockholders' Agreement or the right of the Company to enter into any of the foregoing or to consummate the transactions contemplated hereby or thereby, or that would have, either individually or in the aggregate, an MAE. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

                   2.9   Proprietary Information Agreements.  Each employee and
                         ----------------------------------
officer of the Company has executed a Proprietary Information and Inventions Agreement in substantially the form provided to special counsel to the Investors.

                  2.10   Patents and Trademarks.  Schedule 2.10 sets forth a
                         ----------------------   -------------
complete and accurate list of and describes all franchises, licenses, patents, patent rights, patent applications, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights and rights with respect to any of the foregoing (collectively, "Intellectual Property") presently owned or held by the Company. The Company owns the right to use all of the Intellectual Property. To the actual knowledge of the Company (without independent investigation), the Intellectual Property is all that is necessary for the Company to conduct its business as presently conducted. To its knowledge (but without having conducted any special investigation or patent search), no Intellectual Property conflicts with or infringes on the valid rights of others and the Company has not received any notice of infringement upon or conflict with the asserted rights of others. No event has occurred which permits, or after notice or lapse of time would permit, the revocation or termination of any of the Intellectual Property. The Company has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "Proprietary Information"). To its knowledge, the Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the Company. The Company is not aware of any such independent development nor of any misappropriation of its Proprietary Information. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company, except for inventions that have been assigned or licensed to the Company as of the date hereof.

                   2.11  Compliance with Other Instruments.  The Company is
                         ---------------------------------
not in violation of any provision of its Restated Certificate or Bylaws or any securities issued by the Company, indenture, credit agreement, contract, agreement, instrument or other undertaking ("Contractual Obligations") or any judgment, order, writ, decree or contract, statute, rule or regulation to which the

Company or its assets or property is subject ("Requirements of Law"), a violation of which would have an MAE. The execution, delivery and performance of this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any Contractual Obligation or Requirement of Law or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                   2.12  Agreements; Action.
                         ------------------

                         (a)   Except for agreements explicitly contemplated
hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                         (b)   Except for this Agreement, the Investors' Rights
Agreement and the Stockholders' Agreement, Schedule 2.12 hereto sets forth a
                                           -------------
complete and accurate list of all material Contractual Obligations of the Company in effect on and as of the Closing. Each such Contractual Obligation is valid and enforceable by the Company against any other party thereto in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Company has performed and is in compliance with all of the terms of such Contractual Obligations and all instruments and agreements relating thereto and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on its part or on the part of any other party thereto exists with respect to any material Contractual Obligation of the Company. The Company has no actual knowledge that any such Contractual Obligation contains any contractual requirement with which there is a reasonable likelihood the Company will be unable to comply and such failure to comply would likely result in a MAE or the Company's compliance is reasonably likely to result in an MAE.

                         (c)   There are no judgments, orders, writs or decrees
to which the Company is a party or by which it is bound that involve obligations (contingent or otherwise) of, or payments to the Company, in excess of $25,000.

                         (d)   The Company has not (i) declared or paid any
dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any Person, other than advances in the ordinary course of business, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                         (e)   For the purposes of subsections (c) and (d)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                   2.13  Related-Party Transactions.  No employee, officer or
                         --------------------------
director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material Contractual Obligation with the Company.

                   2.14  Financial Statements.  The Company has delivered to
                         --------------------
each Investor its audited financial statements (balance sheet and statement of operations, statement of stockholders' equity and statement of cash flows, including notes thereto) at December 31, 1998 and for the fiscal year then ended and its unaudited financial statements (balance sheet and statement of operations, statement of stockholders' equity and statement of cash flows) at February 28, 1999 and for the two-month period then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the assets, liabilities, financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company and which the Company has satisfied as they have become due. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other Person. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                   2.15  Changes.  Since December 31, 1998 there has not been:
                         -------

                         (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business consistent with past practice that have not had an MAE ;

(b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company;
(c) any waiver by the Company of a material right or of a material debt owed to it;

                         (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business consistent with past practice and not material to the assets, properties, financial condition, operating results or business of the Company;

                         (e) any material change or amendment to a contract or arrangement required to be set forth on Schedule 2.12 by which the Company
                                             -------------
     or any of its assets or properties is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee; or
(g) any agreement or commitment by the Company to do any of the things described in this Section 2.15.

                   2.16  Tax Returns.  The Company has timely filed all federal,
                         -----------
state, county, local and foreign income and other tax returns, reports and declarations (collectively, "Returns") relating to all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company ("Taxes") which are required by applicable law to be filed except where the failure to do so would not be reasonably likely to have an MAE. No audits of federal income tax Returns of the Company have been conducted at any time since its formation and the Company has not been advised that any of its returns have been or are being audited. The Company has paid, or where payment is not required to be made, has made adequate provision on its books and financial statements for the payment of, all Taxes in respect of all periods covered by the Returns and any other taxable period ending on or before the date hereof except where the failure to do so would not be reasonably likely to have an MAE. No deficiencies for any Tax, assessment or governmental charge have been asserted or assessed against the Company which have not been paid, settled or adequately provided for and there is no basis for.

                   2.17  Permits.  The Company (i) has all material
                         -------
governmental or other regulatory approvals, licenses, permits and other authorizations in accordance with all Requirements of Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance in all respects with each governmental approval, license, permit and authorization relating to it or any of its properties under all applicable Requirements of Law except where the failure to do so would not be reasonably likely to have an MAE. Since its date of organization, the Company has not, to its knowledge, been the subject of any investigation conducted by any grand jury, administrative agency or other governmental authority. The Company has not, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in violation of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any governmental authority.

                   2.18  Environmental and Safety Laws.  To its knowledge,
                         -----------------------------
the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                   2.19  Disclosure.  Neither this Agreement (including all
                         ----------
the exhibits and schedules hereto) nor any other certificates or agreements made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                   2.20  Registration Rights.  Except as provided in the
                         -------------------
Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                   2.21  Corporate Documents.  Except for amendments necessary
                         -------------------
to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Restated Certificate and Bylaws of the Company are in the form previously provided to special counsel for the Investors. The minute books of the Company have been made available to the Investors for their review in connection with the purchase of the Series A Preferred Stock; such minute books are current and contain correct and complete copies of all minutes of meetings, resolutions and other actions and proceedings of the board of directors and shareholders and all committees of the Company. The record books relating to the equity interests of the Company have been made available to the Purchasers for their review in connection with its purchase of the Series A Preferred Stock; such record books are current, correct and complete and reflect the issuance, sale or exchange of all of capital stock and other ownership and equity interests in the Company.

                   2.22  Title to Property and Assets.  Exhibit 2.22 sets
                         ----------------------------   ------------
forth a complete and accurate list of all real property and improvements (collectively "Real Property") owned or leased by the Company. The Company has good and marketable, indefeasible fee simple title to the Real Property described in Schedule 2.22 as being owned by it, and valid and subsisting
             -------------
leasehold rights in the Real Property described in Schedule 2.22 as being
                                                   -------------
leased by it, free and clear of all liens and other encumbrances. Schedule 2.22
                                                                  -------------
also sets forth a complete and accurate list of all of the material items of equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature owned or leased by the Company in connection with its business as of December 31, 1998. The Company has good and marketable fee simple title to such items described in
Schedule 2.22 as being owned by it, and valid and subsisting leasehold rights
-------------
in such items described in Schedule 2.22 as being leased by it, free and clear
                           -------------
of all liens and other encumbrances.


                   2.23  Labor Agreements and Actions.  The Company is not
                         ----------------------------
bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that would have an MAE. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To its knowledge, the Company has withheld all amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to its employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. There are no pending, threatened or anticipated (i) employment discrimination charges or complaints against or involving the Company, before any federal, state, or local board, department, commission or agency, (ii) unfair labor practice charges or complaints, disputes or grievances affecting the Company, or (iii) strikes, slow downs, work stoppages, or lockouts or threats thereof affecting the Company.

          2.24  Insurance.  The Company maintains insurance policies (i)
                ---------
insuring the properties, assets and operations of the business in such amounts and against such liabilities to the extent required by applicable law or regulations and (ii) insuring against interruptions in its business. Such policies are in full force and effect and have been underwritten by unaffiliated insurers. To its knowledge, the Company has not done anything by way of action or inaction that invalidates any of such policies in whole or in part.

          2.25  Year 2000 Compliance.  The Company has initiated a review of its
                --------------------
operations with a view to assessing whether its business or operations will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware or software used in its business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. Based on such review and as of the date hereof, the Company has no reason to believe that any such risk could have an MAE.

          2.26  Governmental Regulations.  The Company is not a "registered
                ------------------------
investment company" or an "affiliated person" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          2.27  Small Business Concern.  The Company, together with its
                ----------------------
"affiliates" (as that term is defined in Title 13, Code of Federal Regulations,
(S)121.101), is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, (S)121.201. The Company does not engage in, nor shall it hereafter engage in, any activities, nor shall the Company use directly or indirectly the proceeds from the sale of the Series A Preferred Stock hereunder for any purpose, for which a "small business investment company" is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder (including Title 13, Code of Federal Regulations,
(S)107.720).

          3.    Representations and Warranties of the Investors.  Each Investor
                -----------------------------------------------
severally, but not jointly, hereby represents, warrants and covenants that:

          3.1   Authorization.  Such Investor has full power and authority to
                -------------
enter into this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          3.2   Purchase Entirely for Own Account.  This Agreement is made with
                ---------------------------------
such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3  Disclosure of Information.  Such Investor believes it has
               -------------------------
received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and the business, properties, prospects and financial condition of the Company.

          3.4  Investment Experience.  Such Investor is an investor in
               ---------------------
securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series A Preferred Stock.

          3.5  Restricted Securities.  Such Investor understands that the
               ---------------------
Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Act, the Series A Preferred Stock (and any Common Stock issued on conversion thereof) must be held indefinitely. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such information is not now available and the Company has no present plans to make such information available.

          3.6  Further Limitations on Disposition.  Without in any way limiting
               ----------------------------------
the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the

Company to be bound by this Section 3, the Investors' Rights Agreement and the Stockholders' Agreement, and:

                         (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                         (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                         (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

          3.7  Legends.  It is understood that the certificates evidencing the
               -------
Securities may bear one or all of the following legends:

                           (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                           (b) Any legend required by the Investors' Rights Agreement and the Stockholders' Agreement.

          3.8  Tax Advisors.  Such Investor has reviewed with such Investor's
               ------------
own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. With respect to matters related to the tax consequences of the transactions contemplated by this Agreement, each such Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Investor (and not the Company) shall be responsible for such Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

          3.9  Investor Counsel.  Such Investor acknowledges that such Investor
               ----------------
has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with such Investor's own legal counsel. Each such Investor is relying solely on such Investor's legal counsel and not on Brobeck, Phleger & Harrison

LLP, for legal advice with respect to this investment or the transactions contemplated by this Agreement.

          4.  Conditions of Investor's Obligations at Closing.  The obligations
              -----------------------------------------------
of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

                   4.1   Representations and Warranties.  The representations
                         ------------------------------
and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                   4.2  Performance.  The Company shall have performed and
                        -----------
complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                   4.3  Compliance Certificate.  The President of the Company
                        ----------------------
shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                   4.4  Qualifications.  All authorizations, approvals or
                        --------------
permits, if any, of any governmental authority or regulatory body of the United States or of any state or any Person that are required in connection with the consummation of the transactions contemplated by this Agreement, including the lawful issuance and sale of the Securities pursuant to this Agreement, shall be duly obtained and effective as of the Closing.

                   4.5  Proceedings and Documents.  All corporate and other
                        -------------------------
proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                   4.6  Proprietary Information Agreements.  Each employee of
                        ----------------------------------
the Company shall have entered into a Proprietary Information and Inventions Agreement in the form previously provided to special counsel for the Investors.

                   4.7  Board of Directors.  The Company shall have taken all
                        ------------------
necessary corporate action such that immediately following the Closing, the directors of the Company shall be Art Zeile, Joel Daly, Stephen O. James, Watts Hamrick and Scott Perper.

                   4.8  Investors' Rights Agreement.  The Company shall have
                        ---------------------------
entered into the Investors' Rights Agreement in the form attached as Exhibit B.
                                                                     ---------

                   4.9  Stockholders' Agreement.  The Company, Art Zeile and
                        -----------------------
Joel Daly shall have entered into the Stockholders' Agreement in the form attached as Exhibit D.
            ---------

                   4.10  No Material Adverse Change.  On and prior to the
                         --------------------------
Closing, there shall have occurred no material adverse change in the business, assets or financial condition of the Company.

                   4.11  No Litigation or Other Proceedings.  There shall be no
                         ----------------------------------
pending or threatened litigation, bankruptcy, insolvency, injunction, order, suit, investigation or claim against or affecting the Company, any of its properties or rights, any of its executive officers or with respect to any of the transactions contemplated by this Agreement, the Investors' Rights Agreement or the Stockholders' Agreement which would be reasonably likely to have an MAE.

                   4.12  SBA Documents and Information.  The Company shall have
                         -----------------------------
executed and delivered to First Union Capital Partners, Inc. forms and information required by the rules and regulations of the United States Small Business Administration, including, without limitation, a Size Status Declaration on SBA Form 480 and an Assurance of Compliance on SBA Form 652 and information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031. In the event such forms and information are not delivered at Closing, the Company covenants and agrees to deliver them as soon as practicable thereafter.

          5.  Conditions of the Company's Obligations at Closing. The
              --------------------------------------------------
obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

                   5.1   Representations and Warranties.  The representations
                         ------------------------------
and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                   5.2   Payment of Purchase Price.  The Investor shall have
                         -------------------------
delivered the purchase price specified in Section 1.2.

                   5.3   Investors' Rights Agreement.  Each Investor shall have
                         ---------------------------
entered into the Investors' Rights Agreement in the form attached as Exhibit B.
                                                                     ---------

                   5.4   Stockholders' Agreement.  Each Investor shall have
                         -----------------------
entered into the Stockholders' Agreement in the form attached as Exhibit D.
                                                                 ---------

          6.  Miscellaneous.
              -------------

                   6.1   Survival.  The warranties, representations and
                         --------
covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

                   6.2   Successors and Assigns.  Except as otherwise provided
                         ----------------------
herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3  Governing Law.  This Agreement shall be governed by and
               -------------
construed under the laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado, without giving effect to such state's conflict of laws principles.

          6.4  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.5  Notices.  All notices required or permitted hereunder shall be in
               -------
writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

          6.6  Finder's Fee.  Each party represents that it neither is nor will
               ------------
be obligated for any finder's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible .

          6.7  Expenses.  Irrespective of whether the Closing is effected, the
               --------
Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the Investors for all reasonable expenses of the Investors incurred in connection with the negotiation, execution, delivery and performance of this Agreement including, but not limited to, reasonable fees and, upon receipt of a bill therefor, and out of pocket expenses of a single special counsel for all Investors. Investors agree that every effort will be made to minimize these expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.8  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series A Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

          6.9  Effect of Amendment or Waiver.  Each Investor acknowledges that
               -----------------------------
by the operation of Section 6.8 hereof the holders of a majority of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series A Preferred Stock will have the power to diminish or eliminate all rights of such Investor under this Agreement.

          6.10 Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.11  Aggregation of Stock.  All shares of the Series A Preferred
                --------------------
Stock or Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          6.12  Entire Agreement.  This Agreement and the documents referred to
                ----------------
herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

          6.13  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                         [SIGNATURE PAGE(S) TO FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              INFLOW, INC.


                              By:   /s/ Art Zeile
                                    -----------------------------------
                                    Art Zeile, President and Chief Executive
                                    Officer

                              By:   /s/ Joel Daly
                                    -----------------------------------
                                    Joel Daly, Chief Operating Officer and
                                    Secretary

                              Address:   1860 Lincoln Street
                                         Suite 305
                                         Denver, CO 80295

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              INVESTORS:


                              RICHARD COLEMAN


                              /s/ Richard Coleman
                              ---------------------------------------
                              Address:   22 Viking Drive
                                         Englewood, CO 80110

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              INVESTORS:


                              RICHARD A. FINK


                              /s/ Richard A. Fink
                              ---------------------------------------
                              Address:   5492 Calle Chaparro
                                         P.O. Box 1647 (U.S. Mail only)
                                         Rancho Santa Fe, CA 92067

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              INVESTORS:


                              RICHARD R. PLUMRIDGE


                              /s/ Richard R. Plumridge
                              ---------------------------------------
                              Address:   2848 Ginny Way
                                         Lafayette, CO 80026

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              INVESTORS:


                              JEREMY W. MAKARECHIAN


                              /s/ Jeremy W. Makarechian
                              ---------------------------------------
                              Address:   3555 West 110th Place
                                         Westminster, CO 80030

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              INVESTORS:


                              DAVID A. MAKARECHIAN


                              /s/ David A. Makarechian
                              ---------------------------------------
                              Address:   916 Palm Avenue
                                         San Mateo, CA 94401

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              INVESTORS:


                              BRUCE E. CUNNINGHAM


                              /s/ Bruce E. Cunningham
                              _______________________________________
                              Address:  4901 West 93rd Avenue
                                        Apt. 2227
                                        Westminster, CO 80030

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              INVESTORS:


                              JOHN E. HAYES III


                              /s/ John E. Hayes III
                              ---------------------------------------
                              Address:   125 Willowleaf Drive
                                         Littleton, CO 80127

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              INVESTORS:


                              LEE R. SPIEGLER


                              /s/ Lee R. Spiegler
                              _______________________________________
                              Address:   16209 West 70th Place
                                         Arvada, CO 80007

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              INVESTORS:


                              ARUN JHA


                              /s/ Arun Jha
                              ---------------------------------------
                              Address:   4901 West 93rd Avenue
                                         Apt. 332
                                         Westminster, CO 80030

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              INVESTORS:


                              BROBECK, PHLEGER & HARRISON LLP


                       BY:    /s/ Richard A. Fink
                              --------------------------------------

                       NAME:    Richard A. Fink
                              --------------------------------------

                       TITLE:   Partner
                              --------------------------------------

                                   SCHEDULE A
                                   ----------


Name                                              Amount Invested             Number of Shares Purchased
-------------------------------------------  --------------------------  ------------------------------------
-------------------------------------------------------------------------------------------------------------
Brobeck, Phleger & Harrison LLP                                $ 50,000                                14,286
-------------------------------------------------------------------------------------------------------------
Richard Coleman                                                  50,000                                14,286
-------------------------------------------------------------------------------------------------------------
Richard A. Fink                                                   7,500                                 2,143
-------------------------------------------------------------------------------------------------------------
Richard R. Plumridge                                              7,500                                 2,143
-------------------------------------------------------------------------------------------------------------
Jeremy W. Makarechian                                             7,500                                 2,143
-------------------------------------------------------------------------------------------------------------
David A. Makarechian                                              2,500                                   714
-------------------------------------------------------------------------------------------------------------
Bruce E. Cunningham                                               2,500                                   714
-------------------------------------------------------------------------------------------------------------
John E. Hayes, III                                                2,500                                   714
-------------------------------------------------------------------------------------------------------------
Lee R. Spiegler                                                   2,500                                   714
-------------------------------------------------------------------------------------------------------------
Arun Jha                                                          2,500                                   714
-------------------------------------------------------------------------------------------------------------
Totals                                                         $132,500                                37,857
-------------------------------------------------------------------------------------------------------------

                                   Exhibit C
                                   ---------

                              List of Stockholders



                            Common Stock    Series A Preferred
                                                  Stock
---------------------------------------------------------------
Art Zeile                       1,500,000               186,858
Joel Daly                       1,500,000               187,381
Stephen O. James                   60,000

First Union Capital                                   2,857,143
 Partners

Brobeck, Phleger &                                       14,286
 Harrison LLP
Richard Coleman                                          14,286
Richard A. Fink                                           2,143
Richard R. Plumridge                                      2,143
Jeremy W. Makarechian                                     2,143
David A. Makarechian                                        714
Bruce E. Cunningham                                         714
John E. Hayes, III                                          714
Lee R. Spiegler                                             714
Arun Jha                                                    714
---------------------------------------------------------------